                                                                      Exhibit 21
                                                                      ----------

                         SUBSIDIARIES OF THE REGISTRANT


                                                        State or other
                                                        jurisdiction of
                                                        incorporation
Subsidiary                                              or organization
----------                                              ---------------
Pac-Fab, Inc.                                            Delaware

Purex Pool Systems, Inc.                                 Delaware

Sanford Technology Corporation                           North Carolina

Structural Europe N.V.                                   Belgium

ENPAC Corporation                                        Delaware

Hobson Brothers Aluminum Foundry
& Mould Works, Inc.                                      Ohio

Structural Iberica S.A.                                  Spain

Essef Corporation FSC                                    U.S. Virgin Islands

Compool Corporation, Inc.                                Ohio

Advanced Structures, Inc.                                Ohio

Euroimpex Spa                                            Italy





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